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                                                                   Exhibit (4)-1

REGISTERED                                                           REGISTERED




         THIS DEBENTURE IS A GLOBAL SECURITY REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY") OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL DEBENTURES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

                               TRINOVA CORPORATION
                       7-7/8% DEBENTURES DUE JUNE 1, 2026

CUSIP:
896 678 AD1

ORIGINAL ISSUE DATE:                                 PRINCIPAL AMOUNT:
JUNE 3, 1996                                         $100,000,000

INTEREST RATE:                                       MATURITY DATE:
7-7/8%                                               June 1, 2026

         TRINOVA CORPORATION, an Ohio corporation (hereinafter called the "Company"), for value received hereby promises to pay to Cede & Co. or registered assigns the principal sum of One Hundred Million Dollars ($100,000,000) on June 1, 2026, and to pay interest thereon from June 1, 1996 or from the most recent Interest Payment Date to


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which interest has been paid or duly provided for in arrears, semiannually on
June 1 and December 1 of each year (each an "Interest Payment Date") commencing December 1, 1996, at the rate of 7-7/8% per annum until the principal hereof becomes due and payable, and at such rate on any overdue principal and (to the extent that payment of such interest shall be legally enforceable) on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will, as provided in the Indenture dated as of May 1, 1996 between the Company and NBD Bank, as Trustee (as amended or supplemented, the "Indenture"), be paid to the Holder in whose name this Debenture is registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date by virtue of his or her having been such Holder, and shall be paid to the Person in whose name this Debenture is registered at the close of business on a subsequent record date for the payment of such interest to be fixed by or on behalf of the Company, notice whereof shall be given to Holders of Debentures not less than 15 days prior to such subsequent record date, all as more fully provided in the Indenture. The principal of and interest on this Debenture shall be paid by the Company in immediately available funds in accordance with the written instructions provided by the Holder hereof to the Company.

         This Debenture is one of a duly authorized issue of securities of the Company (the "Securities"), issued or to be issued in one or more series under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of

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the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered. This Debenture is one of the series designated on the face hereof limited in aggregate principal amount to $100,000,000. Interest payments for this Debenture shall include interest accrued to, but excluding, the respective Interest Payment Date and shall be computed and paid on the basis of a 360-day year of twelve 30-day months. Any payment of principal of or interest on this Debenture that is due on a date other than a Business Day shall be made on the next succeeding Business Day and, in the case of timely payment thereof, the computation of interest payable on such succeeding Business Day shall not include any interest due between the scheduled payment date and such succeeding Business Day.

         The Debentures are not subject to redemption or any sinking fund.

         If an Event of Default with respect to the Debentures shall have occurred and be continuing, the principal of all of the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than sixty-six and two-thirds percent in aggregate principal amount of the Securities at the time outstanding of all series to be affected (voting as one class). The Indenture also contains provisions permitting the Holders of a specified percentage in aggregate principal amount of the Securities of any series at the time outstanding, on behalf of the Holders of all of the Securities of such series, to waive certain past defaults by the Company under the Indenture and their consequences. Any such

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consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof for an exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

         Holders of Debentures may not enforce their rights pursuant to the Indenture or the Debentures except as provided in the Indenture. No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the times, place and rate, and in the coin or currency herein prescribed.

         Notwithstanding any other provision of the Indenture to the contrary, unless and until it is exchanged in whole or in part for Securities in definitive registered form without coupons, this Global Security may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         If at any time the Depositary for this Debenture notifies the Company that it unwilling or unable to continue as Depositary for this Debenture or if at any time the Depositary for this Debenture shall no longer be eligible under the Indenture, the Company shall appoint a successor Depositary with respect to this Debenture. If (i) the Depositary for this Debenture is at any time unwilling or unable to continue as Depositary or the Depositary for this Debenture of such series ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor Depositary is not appointed by the Company within

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90 days after the Company receives such notice or becomes aware of such ineligibility or (ii) the Company executes and delivers to the Trustee an order to the effect that the Debentures shall no longer be represented by a Global Security, the Company's election that the Debentures be represented by Global Securities shall no longer be effective with respect to the Debentures, and the Company shall execute, and the Trustee, upon receipt of an order of the Company for the authentication and delivery of definitive Debentures, shall authenticate and deliver Debentures in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of this Global Security in exchange for this Global Security.

         Upon the exchange of this Global Security for Debentures in definitive registered form without coupons, in authorized denominations, this Global Security shall be cancelled by the Trustee. Debentures in definitive registered form without coupons issued in exchange for this Global Security pursuant to the Indenture shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver the Debentures to or as directed by the persons in whose names such Securities are so registered.

         At the Company's option, and upon delivery by the Trustee of certain officers' certificates and opinions of counsel, either (a) the Company will be deemed to have paid and discharged all outstanding Securities of such series or
(b) the Company's obligations to comply with any term, provision, condition or covenant specified at the time of issuance of the Debentures will be terminated, in either case upon the deposit with the Trustee, in trust, of money sufficient to pay and discharge the Debentures or a deposit of direct noncallable obligations of, or noncallable obligations the payment of principal of and interest on which is

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fully guaranteed by, the United States of America, maturing as to principal and interest in such amounts and at such times as will, together with the income to accrue thereon (but without reinvesting any proceeds), be sufficient to pay and discharge the Debentures of such series.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentation of this Debenture for registration of transfer or exchange, except as provided herein, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Unless the certificate of authentication hereon has been duly executed by the Trustee by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


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                                       WITNESS the seal of the Company and the
signatures of its duly authorized officers.


                                       TRINOVA CORPORATION



                                       By  /s/ Darryl F. Allen
                                         ----------------------------------
                                           Darryl F. Allen
                                           Chairman of the Board, President
                                           and Chief Executive Officer



                                       Attest:



                (Seal)                 By  /s/ David K Nees
                                         ----------------------------------
                                           David K Nees
                                           Assistant Secretary



TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the
series designated and referred to in
the within-mentioned Indenture.



Dated: June 3, 1996

          NBD BANK, as Trustee



          By /s/ Vincent F. Caraktin
            ------------------------
            Vice President


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                                  ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common           UNIF GIFT
                                         MIN ACT - _______   custodian ________
TEN ENT - as tenants by the entireties             (cust)              (Minor)
                                                     Under Uniform Gifts to
                                                     Minors Act
JT TEN - as joint tenants with right
           of survivorship and not as
           tenants in common             ______________________________________
                                           State

    Additional abbreviations may also be used though not in the above list.



               FOR VALUE RECEIVED the undersigned hereby sell(s)
                        assign(s) and transfer(s), unto


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PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE



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                   Please print or typewrite name and address
                     including postal zip code of assignee



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the within debenture and all rights thereunder, hereby irrevocably constituting and appointing



___________________________________________________________________ attorney to transfer said debenture on the books of the Company, with full power of substitution in the premises.



Dated: ___________________

                                       NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.